Exhibit 99.1
April 23, 2007
Investors May Contact:
Kevin Stitt, Bank of America, 1.704.386.5667
Lee McEntire, Bank of America, 1.704.388.6780
Leyla Pakzad, Bank of America, 1.704.386.2024
Reporters May Contact:
Scott Silvestri, Bank of America, 1.704.604.8567
scott.silvestri@bankofamerica.com
Bank of America Agrees to Acquire LaSalle Bank
Becomes leading bank in Chicago, Michigan
CHARLOTTE — Bank of America Corporation today announced a definitive agreement to purchase ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation and its subsidiaries, from ABN AMRO Holding NV. The combination of LaSalle and Bank of America creates a leading banking franchise in metropolitan Chicago, the No. 3 banking market in the United States, and in Michigan.
Bank of America will pay $21 billion in cash to ABN AMRO. After a return of $5 billion in excess capital, the net cost is $16 billion.
The purchase will significantly deepen Bank of America’s Chicago presence and add LaSalle’s 17,000 commercial banking clients, 1.4 million retail customers, 411 banking centers and 1,500 ATMs in the Chicago area, Michigan and Indiana. It also will mark Bank of America’s retail branch entry in Michigan, where it will have 264 offices and be the largest bank with a 23 percent deposit market share. LaSalle also has six banking offices in Indiana.
In the last four years, Bank of America has grown its retail presence in Chicago from a single financial center to 56 locations. Once combined with LaSalle’s 141 Chicago area offices, Bank of America will have more than 14 percent of the deposit market share in metropolitan Chicago. LaSalle is a top-20 U.S. bank holding company, with $113 billion total assets.

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“In LaSalle, we see a compelling opportunity to fill in a key gap in our national franchise and build relationships with thousands of new customers in retail, private banking, wealth management and commercial and corporate banking,” said Kenneth D. Lewis, Bank of America’s chairman and chief executive officer. “LaSalle customers will share in the most extensive retail franchise in the nation, have access to a leading innovator in financial services and will benefit from Bank of America’s commitment to the communities it serves.”
Commercial and corporate clients will benefit from greater access to global capital markets and enhanced investment banking and global treasury services capabilities.
Bank of America will be able to deliver more services including innovative products such as Keep the Change, Business 24/7 and $0 Online Equity Trades to complement LaSalle’s strong existing capabilities. As a result, Bank of America expects increased revenue from additional sales over time.
“Bank of America is a tremendous organization for which I have the utmost respect,” said LaSalle Bank Corporation President and Chief Executive Officer Norman R. Bobins. “I look forward to working with them.”
In the Community
In the community, LaSalle has consistently demonstrated its involvement in the markets it serves. Bank of America also is committed to Chicago and since 1995 has donated more than $30 million in Illinois, mostly in Chicago, to organizations such as the United Way, the Chicago Community Foundation and Neighborhood Housing Services. Bank of America has pledged $1.5 billion nationally in philanthropic giving over 10 years, including $200 million in 2006.
In 2006, Bank of America donated $3.9 million in Illinois, a 28 percent increase from a year earlier. Last month, Bank of America gave $1 million to the Chicago Public Library to fund technology improvements in library branches and provide assistance to job seekers and others without Internet access.
Bank of America intends to continue its support of the LaSalle Bank Chicago Marathon and key sports sponsorships, such as being the official bank of Major League Baseball’s Chicago White Sox. Bank of America is the official bank of baseball. Bank of America also looks forward to introducing its philanthropic programs in Michigan markets.
Bank of America is a leader in community development, with a national goal of $750 billion over a 10-year period. It is committed to providing financial products and services in low to moderate income areas it serves.
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Financial Terms and Assumptions
The purchase is expected to be immediately accretive to earnings per share.
Bank of America expects $800 million in after-tax cost savings in the transaction. Half of those would come in 2008 and the remainder would be realized in 2009. Bank of America would have an estimated $800 million in after-tax restructuring costs.
The agreement has been approved by Bank of America’s board of directors and ABN AMRO’s supervisory board, and is subject to customary regulatory approvals. The purchase is expected to comply with all applicable legal and regulatory requirements. Closing is expected in late 2007 or early 2008.
Bank of America was advised in the transaction by Banc of America Securities and the law firm of Wachtell, Lipton, Rosen & Katz. ABN AMRO was advised by UBS and the law firm of Davis Polk & Wardwell.
Note: Bank of America management will present transaction details in an 8:30 a.m. Webcast. The presentation and Webcast can be accessed on the Bank of America’s Investor Relations Web site at http://investor.bankofamerica.com.
Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 56 million consumer and small business relationships with more than 5,700 retail banking offices, more than 17,000 ATMs and award-winning online banking with nearly 22 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 175 countries and has relationships with 98 percent of the U.S. Fortune 500 companies and 80 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.
www.bankofamerica.com

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LaSalle Bank
LaSalle Bank Corporation is the largest bank holding company headquartered in Chicago, with more than USD 113 billion in assets. Through its subsidiaries, the company has retail and commercial operations in 20 states and 26 cities across the U.S. LaSalle Bank Corporation’s subsidiary banks serve individuals, small businesses, middle-market companies and institutions through more than 400 retail locations and 1,500 ATMs in Illinois, Michigan and Indiana. LaSalle Bank Corporation’s direct and indirect subsidiaries include LaSalle Bank N.A., LaSalle Bank Midwest N.A., LaSalle National Leasing Corporation, LaSalle Business Credit LLC and LaSalle Financial Services, Inc. LaSalle Bank Corporation is an indirect subsidiary of Netherlands-based ABN AMRO Bank N.V., a leading international bank with total assets of EUR 999 bln. ABN AMRO operates more than 4,500 branches in 53 countries, and has a staff of more than 110,000 full-time employees worldwide.
www.lasallebank.com
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) projected business increases following process changes and other investments are lower than expected; 2) competitive pressure among financial services companies increases significantly; 3) general economic conditions are less favorable than expected; 4) political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s businesses and economic conditions as a whole; 5) changes in the interest rate environment reduce interest margins and impact funding sources; 6) changes in foreign exchange rates increases exposure; 7) changes in market rates and prices may adversely impact the value of financial products; 8) legislation or regulatory environments, requirements or changes adversely affect the businesses in which the company is engaged; 9) changes in accounting standards, rules or interpretations, 10) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses; 11) mergers and acquisitions and their integration into the company; and 12) decisions to downsize, sell or close units or otherwise change the business mix of any of the company. For further information regarding Bank of America Corporation, please read the Bank of America reports filed with the SEC and available at www.sec.gov.
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